EXHIBIT 10.2

JOINDER TO GUARANTY AND COLLATERAL AGREEMENT

This JOINDER AGREEMENT (this “Agreement”) dated as of December 28, 2012 is executed by the undersigned for the benefit of Bank of America, N.A., as the Administrative Agent (the “Administrative Agent”), in connection with that certain Guaranty and Collateral Agreement dated as of August 30, 2010, among the Grantors party thereto and the Administrative Agent (as amended, restated, supplemented or modified from time to time, the “Guaranty and Collateral Agreement”). Capitalized terms not otherwise defined herein are being used herein as defined in the Guaranty and Collateral Agreement.
Each Person signatory hereto is required to execute this Agreement pursuant to Section 8.17 of the Guaranty and Collateral Agreement.
In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each signatory hereby agrees as follows:
1.Each such Person assumes all the obligations of a Grantor under the Guaranty and Collateral Agreement and agrees that such person or entity is a Grantor and bound as a Grantor under the terms of the Guaranty and Collateral Agreement, as if it had been an original signatory to such agreement. In furtherance of the foregoing, such Person hereby assigns, pledges and grants to the Administrative Agent a security interest and Lien in all of its right, title and interest in and to the Collateral owned thereby to secure the Secured Obligations.

2.Schedules 1, 2, 3, 4, 5, and 6 of the Guaranty and Collateral Agreement are hereby amended to add the information relating to each such Person set out on Schedules 1, 2, 3, 4, 5, and 6, respectively, hereof. Each such Person hereby makes to the Administrative Agent the representations and warranties set forth in the Guaranty and Collateral Agreement applicable to such Person and the applicable Collateral and confirms that such representations and warranties are true and correct after giving effect to such amendment to such Schedules.

3.In furtherance of its obligations under Section 5.2 of the Guaranty and Collateral Agreement, each such Person agrees to deliver to the Administrative Agent appropriately complete UCC financing statements and Canadian personal property securities act registrations naming such person or entity as debtor and the Administrative Agent as secured party, and describing its Collateral and such other documentation as the Administrative Agent (or its successors or assigns) may require to evidence, protect and perfect the Liens created by the Guaranty and Collateral Agreement, as modified hereby. Each such Person acknowledges and agrees to the authorizations given to the Administrative Agent under Section 5.10(b) of the Guaranty and Collateral Agreement and otherwise, and specifically, the undersigned hereby authorizes Administrative Agent, and/or its, agents, attorneys and designees, to immediately file financing statements in any public office deemed necessary by Administrative Agent to perfect the security interests in favor of Administrative Agent in “all assets” (or words of similar import) of such Person.

4.Each such Person's address for notices under the Guaranty and Collateral Agreement shall be the address of the Company set forth in the Loan Agreement.

5.In addition to any other rights set out in the Guaranty and Collateral Agreement, each Person signatory hereto acknowledges that after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (i) appoint by instrument in writing one or more receivers of any Grantor or any or all of the Collateral with such rights, powers and authority (including any or all of the rights, powers and authority of the Administrative Agent under the Guaranty and Collateral Agreement) as may be provided for in the instrument of appointment or any supplemental instrument, and remove and replace any such receiver from time to time. To the extent permitted by applicable law, any receiver appointed by the Administrative Agent shall (for purposes relating to responsibility for the receiver's acts or omissions) be considered to be the agent of the applicable Grantor and not of the Administrative Agent, and (ii) obtain from any court of competent jurisdiction an order for the appointment of a receiver of any Grantor or of any or all of the Collateral.

6.If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to the Guaranty and Collateral Agreement or any other Loan Document, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due under the Guaranty and Collateral Agreement or under any other Loan Document in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose “rate of exchange” means the rate at which the Administrative Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice. In the event that there is a change in the rate of exchange prevailing between the Business Day immediately preceding the day on which the judgment is given and the date of receipt by the Administrative Agent of the amount due, the Grantor shall, on the date of receipt by the Administrative Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the Administrative Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by the Administrative Agent is the amount then due under this Agreement or such other Loan Document in the Currency Due. If the amount of the Currency Due which the Administrative Agent is so able to purchase is less than the amount of the Currency Due originally due to it, the Grantor shall indemnify and save the Administrative Agent and the Lenders harmless from and against all loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in the Guaranty and Collateral Agreement and the other Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Administrative Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under the Guaranty and Collateral Agreement or any other Loan Document or under any judgment or order.

7.This Agreement shall be deemed to be part of, and a modification to, the Guaranty and Collateral Agreement and shall be governed by all the terms and provisions of the Guaranty and Collateral Agreement, with respect to the modifications intended to be made to such agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of each such person or entity enforceable against such person or entity. Each such Person hereby waives notice of the Administrative Agent's acceptance of this Agreement. Each such Person will deliver an executed original of this Agreement to the Administrative Agent.

CPI CORP., an unlimited liability company organized under the laws of Nova Scotia

By:    /s/ Dale Heins
Name:    Dale Heins
Title:    EVP-Finance/CFO/Treasurer

CPI PORTRAIT STUDIOS OF CANADA CORP., an unlimited liability company organized under the laws of Nova Scotia

By:    /s/ Dale Heins
Name:    Dale Heins
Title:    EVP-Finance/CFO/Treasurer

CPI CANADIAN IMAGES, an Ontario partnership

By:	CPI PORTRAIT STUDIOS OF CANADA CORP., an unlimited liability company organized under the laws of Nova Scotia, its partner

By:    /s/ Dale Heins
Name:    Dale Heins
Title:    EVP-Finance/CFO/Treasurer

By:	CPI CORP., an unlimited liability company organized under the laws of Nova Scotia, its partner

By:    /s/ Dale Heins
Name:    Dale Heins
Title:    EVP-Finance/CFO/Treasurer

Agreed and accepted as of the date first written above:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:_/s/ Colin J. McClary_____
Name: Colin J. McClary
Title: Senior Vice President

Attached: Additional Schedules 1, 2, 3, 4, 5, and 6 to the Guaranty and Collateral Agreement